Exhibit 10.98

     STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 24th day of February, 1999 by and between IXSYS, INC., a Delaware corporation (the "Company"), and MedImmune, Inc.
("Purchaser").

     W I T N E S S E T H:

     WHEREAS, the Company and Purchaser have entered into a License Agreement dated as of even date herewith (the "License
Agreement") pursuant to which the Company has granted the Purchaser a license to certain technology; and

     WHEREAS, pursuant to Section 6.13 of the License Agreement, the Purchaser has agreed to purchase the Common Stock described in this Agreement on the terms and conditions set forth herein:

     NOW, THEREFORE, the parties hereby agree as follows:

     1.  Purchase and Sale of Stock.

     1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and the Company agrees to sell and issue to Purchaser (CONFIDENTIAL TREATMENT REQUESTED) shares of the Company's Common Stock at the Closing for a purchase price (the "Purchase Price") of (CONFIDENTIAL TREATMENT REQUESTED) per share.

     1.2 Closing. The purchase and sale of the Common Stock shall take place at the offices of the Company at 3520 Dunhill Street, San Diego, California, at 10:00 A.M. on February 24, 1999 (the "Closing"). At the Closing the Company shall deliver to Purchaser a certificate representing the Common Stock which Purchaser is purchasing against delivery to the Company by Purchaser of a bank wire in the amount of (CONFIDENTIAL TREATMENT REQUESTED) payable to the Company's order.

     2.  Representations and Warranties of the Company.  The
Company hereby represents and warrants to Purchaser that:

     2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except where the failure to be so qualified would not have a material adverse effect on its business.

     2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

     2.3 Valid Issuance of Common Stock. The Common Stock which is being purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

     2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for any post-sale filings pursuant to applicable state securities laws, which filings will be effected within the applicable time periods.

     2.5 No Conflicts. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will result in the breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (ii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject or (iii) the certificate of incorporation or by-laws or other organizational documents of the Company, which breach or violation would be materially adverse to the Company.

     2.6 Capitalization. At the Closing, the authorized capital stock of the Company will be (i) (CONFIDENTIAL TREATMENT REQUESTED) shares of Common Stock and (ii) (CONFIDENTIAL
TREATMENT REQUESTED)  shares of Preferred Stock.   Immediately
prior to the Closing, (CONFIDENTIAL TREATMENT REQUESTED) shares of common stock and (CONFIDENTIAL TREATMENT REQUESTED) shares of preferred stock (convertible as of the Closing into (CONFIDENTIAL TREATMENT REQUESTED) shares of Common Stock) were issued and outstanding.

     3.  Representations, Warranties and Covenants of Purchaser.
Purchaser hereby represents, warrants and covenants that:

     3.1 Authorization. This Agreement constitutes its valid and legally binding obligation.

     3.2 No Conflicts. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will result in the breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Purchaser or any of its properties, (ii) any agreement or instrument to which Purchaser is a party or by which Purchaser is a party or by which Purchaser is bound or to which any of the properties of Purchaser is subject or (iii) the certificate of incorporation or by-laws or other organizational documents of Purchaser, which breach or violation would be materially adverse to Purchaser.

     3.3 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Common Stock will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock. Purchaser represents that it has full power and authority to enter into this Agreement.

     3.4 Investment Experience. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock.

     3.5 Restricted Common Stock. Purchaser understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection Purchaser represents that it is familiar with Securities and Exchange Commission (the "SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     3.6 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D of the SEC under the Securities Act.

     3.7 Confidentiality. Purchaser hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to it by the Company in connection with this Agreement (as opposed to information furnished pursuant to the License Agreement or other agreements between the parties). This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Purchaser, (b) lawfully disclosed to Purchaser by a third party who possessed such information without any obligation of confidentiality, (c) known previously by Purchaser or lawfully developed by Purchaser independent of any disclosure by the Company or (d) required to be disclosed by applicable law, regulation or bona fide legal process provided Purchaser takes reasonable steps to restrict and maintain the confidentiality of such disclosure and provides reasonable prior notice to the Company. Purchaser further covenants that Purchaser shall return to the Company all tangible materials containing such information upon request by the Company. This confidentiality covenant shall expire, as to any particular disclosure, five years after such disclosure.

     3.8 Right of First Offer in Favor of the Company. Before any shares of the Common Stock purchased hereunder may be sold or transferred, such shares shall first be offered to the Company as follows:

          (a) Purchaser shall promptly deliver a notice to the Company stating (i) its bona fide intention to sell or transfer such shares, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which it proposes to sell or transfer such shares, and (iv) proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The notice shall be signed by Purchaser and state that Purchaser has a binding commitment to sell the number of shares specified in such notice to a third party on the terms stated in such notice.

          (b) Within 30 days after the receipt of the notice (the "Notice Period"), the Company may elect to purchase all or a portion of the shares to which such notice refers, at the price per share specified in the notice. The election to purchase shall be made by written notice to Purchaser. If the Company elects not to purchase all such shares, the Company may assign its rights to purchase any shares not purchased by the Company.

          (c) If all of the shares to which the notice refers are not elected to be purchased, as provided in subparagraph 3.8(b) hereof, Purchaser may sell the shares to the purchaser or transferee disclosed to the Company as provided below at a price not less than the price specified in the notice, provided that
(i) Purchaser has disclosed to the Company the identity of the proposed purchaser or transferee within five (5) business days of expiration of the Notice Period and prior to consummation of the sale or transfer, (ii) such sale or transfer is consummated within three months of the date of said notice to the Company, and (iii) any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall acquire the shares of stock subject to the Company's rights of first offer and shall require compliance with the procedures described in this Section 3.8.

          (d) Any proposed transfer on terms and conditions different from those set forth in the notice, as well as any subsequent proposed transfer shall again be subject to the Company's rights of first offer and shall require compliance with the procedures described in this Section 3.8.

          (e) Notwithstanding anything to the contrary contained in this Agreement, this Section 3.8 shall be terminated and shall have no further force and effect six (6) months after the effective date of the Company's registration of its common equity securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the "34 Act Registration").

     3.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above and notwithstanding the provisions of Section 3.8, Purchaser further agrees that:

          (a) Purchaser shall not directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of all or any portion of the Common Stock purchased hereunder, in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including Rule 144 under the Securities Act. If reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that any permitted transfer or disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances.

          (b) During the period commencing as of the Closing until (CONFIDENTIAL TREATMENT REQUESTED) months following the conclusion of the last research and development program conducted pursuant to the Research and Assignment and License Agreements entered into between Purchaser and the Company simultaneously herewith or which may later be entered into pursuant to the Selection Agreement entered into between Purchaser and the Company simultaneously herewith the number of shares of Common Stock of the Company purchased hereunder which Purchaser may, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of during the preceding (CONFIDENTIAL TREATMENT REQUESTED) shall not exceed (CONFIDENTIAL TREATMENT REQUESTED) of the Company's outstanding Common Stock or Common Stock into which outstanding Preferred Stock of the Company is then convertible.

          (c) During the period commencing as of the effective date of the Company's 34 Act Registration until (CONFIDENTIAL TREATMENT REQUESTED) days thereafter Purchaser shall not, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of
(i) any of the Common Stock purchased hereunder pursuant to this Agreement at any time during the first (CONFIDENTIAL TREATMENT REQUESTED) day(s) of such period and (ii) not more than (CONFIDENTIAL TREATMENT REQUESTED) of the Common Stock purchased hereunder at any time during the succeeding (CONFIDENTIAL TREATMENT REQUESTED) day(s) of such period.

          (d) Prior to Purchaser entering into any agreement or commitment to sell, grant options to purchase or otherwise transfer or dispose of any shares of Common Stock purchased hereunder, Purchaser agrees to provide the Board of Directors or President of the Company at least fourteen (14) days prior written notice of Purchaser's intent to transfer or dispose of such shares and to discuss with the Company in good faith a plan for transferring or disposing of the shares in any orderly fashion.

          (e) Without limiting the foregoing, prior to the effective date of the Company's 34 Act Registration, Purchaser shall not, without the prior written consent of the Company, directly or indirectly sell, offer to sell, grant an option to purchase or otherwise transfer or dispose of any of the Common Stock to any person engaged in any business directly competitive with the Company. For purposes of this subsection 3.9(d) "directly competitive" shall mean the field of(CONFIDENTIAL TREATMENT REQUESTED), or such other (CONFIDENTIAL TREATMENT REQUESTED) field in which at least (CONFIDENTIAL TREATMENT REQUESTED) of the Company's work force (on a full time equivalent basis) is engaged at the time of the proposed transfer.

     3.10 Standstill Provisions. Commencing as of the Closing and until the first anniversary of the effective date of the Company's 34 Act Registration, Purchaser (including all affiliates or agents of Purchaser) shall not acquire beneficial ownership of any shares of common stock of the Company, any securities convertible into or exchangeable for common stock, or any other right to acquire common stock, except by way of stock dividends or other distributions to Purchaser as a holder of the Common Stock generally, from the Company or any other person or entity, without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion, if such acquisition should cause Purchaser (including all affiliates of Purchaser) to beneficially own more (CONFIDENTIAL TREATMENT REQUESTED) of the Company's outstanding voting stock (assuming the full conversion of all convertible securities of the Company held by Purchaser and its affiliates); provided, however, that in no event shall (i) the original purchase of the Common Stock pursuant to this Agreement, (ii) the purchase of additional shares of Common Stock in lieu of milestone payments payable pursuant to the License Agreement or (iii) any reduction in the outstanding shares of the Company's capital stock (or rights or options), cause a violation of this Section 3.10. In order to facilitate Purchaser's compliance with this Section 3.10, upon the written request of Purchaser the Company shall inform Purchaser of the number of outstanding shares of the Company's voting stock, and Purchaser may rely on such information in any purchase it makes within 30 days of the receipt of such information.

     3.11 Voting Agreement. Purchaser agrees that it shall, so long as it holds shares of the Company's Common Stock, vote such shares with respect to any proposed sale of all or substantially all of the assets, merger, combination or reorganization of the Company in the same manner as stockholders holding a majority of the voting securities of the Company and who are not themselves a party to any such sale, merger, combination or reorganization. This Section 3.11 shall terminate and shall have no further force and effect twelve (12) months after the effective date of the Company's 34 Act Registration.

     3.12 Legends. It is understood that the certificates evidencing the Common Stock may bear one or all of the following legends:

          (a) "The securities represented by this certificate have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satis factory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b) "The securities represented by this certificate are subject to certain rights of first offer and repurchase and certain restrictions on resale set forth in the Stock Purchase Agreement dated February 24, 1999 between the Company and MedImmune, Inc. A copy of such restrictions and rights of first offer and repurchase may be obtained from the Company upon request."

          (c) Any legend required by the laws of the State of California or other jurisdiction.

     3.13 Stop-Transfer Instructions. In order to enforce the provisions of Sections 3.8 and 3.9 hereof, the Company may impose stop-transfer instructions with respect to the shares of the Common Stock held by Purchaser (and the shares or securities of every other person subject to the foregoing restrictions).

     3.14 Transfers to Affiliates. Notwithstanding the provisions of Sections 3.8 and 3.9(b) and (c) hereof, Purchaser may transfer the Common Stock to any affiliate of Purchaser who agrees to be bound by the terms of this Agreement. For purposes of this Section 3.14, "affiliate" shall mean any entity which controls or is controlled by Purchaser, and "control" shall mean ownership of at least (CONFIDENTIAL TREATMENT REQUESTED) of the voting stock or other ownership interest.

     4.  California Commissioner of Corporations.

     4.1 Corporate Securities Law. THE SALE OF THE COMMON STOCK WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH COMMON STOCK OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF COMMON STOCK IS EXEMPT FROM QUALIFICATIONS BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5.  Covenants.

     5.1 Delivery of Financial Statements. The Company shall deliver to Purchaser such financial statements of the Company which the Company from time to time distributes to other holders of the Company's Common Stock, concurrently with such distribution.

     5.2 Registration Rights. Purchaser shall have such registration rights with respect to the Common Stock as are set forth on EXHIBIT A attached hereto; provided, however, that Purchaser shall agree to be bound by the provisions of such EXHIBIT A as a condition precedent to the enjoyment of any such rights and, at the written request of the Company in connection with any request by Purchaser to exercise such rights, Purchaser shall execute a specific acknowledgement and agreement to be so bound (or else Purchaser shall be deemed to have forfeited such rights).

     6.  Miscellaneous.

     6.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obli gations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California
(irrespective of its choice of law principles).

     6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by telecopier, telex, telegram, or other facsimile means, upon receipt of appropriate confirmation of receipt, or upon deposit with the United States Postal Service, by registered or certified mail, or next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other parties to this Agreement.

     6.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees or representatives is responsible.

     The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock purchased under this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Common Stock purchased under this Agreement at the time outstanding, each future holder of such Common Stock, and the Company.

     6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accor dance with its terms.

     6.9 Entire Agreement. This Agreement and the Related Agreements embody the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings between the parties with respect to such subject matter. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




     IXSYS, INC.                             MEDIMMUNE, INC.


By: /s/ Janine M. Taylor                By:  /s/ David M. Mott

Name: Janine M. Taylor                  Name: David M. Mott

Title: President & Chief Operating     Title: Vice Chairman &
Officer                                 Chief Financial Officer